Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fortress Credit Realty Income Trust (the “Company”) on Form 10-Q for the period ended September 30, 2024 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Avraham Dreyfuss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (the “Act”), that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2024
/s/ Avraham Dreyfuss

Name: Avraham Dreyfuss
Title: Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Act has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.